UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 16, 2020

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	D	New York Stock Exchange
2019 Series A 7.25% Corporate Units	DCUE	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In its Current Report on Form 8-K filed on March 16, 2020, Dominion Energy, Inc. (the Company) disclosed that it was contemplating certain financial arrangements designed to provide liquidity in addition to the Company’s cash-on-hand, cash from operations and available capacity under its $6.0 billion revolving credit facility. Accordingly, on March 16, 2020, the Company entered into a $500 million 364-day term loan that will mature on March 15, 2021 (the Term Loan). Furthermore, on March 19, 2020, the Company entered into a $700 million 364-day revolving credit facility that will expire on March 18, 2021 (the Revolver, and, together with the Term Loan, the Financings). The amount available for borrowings under the Revolver may be increased by up to $500 million upon the request of the Company and subject to increased participation in the Revolver by existing or additional lenders. Proceeds of the Financings can be used for general corporate purposes, which may include the repayment of debt, including commercial paper.

On March 19, 2020, the Company closed its previously disclosed offering of $750 million of senior notes. Since March 15th, the aggregate of these financing activities has increased the Company’s immediate available liquidity by nearly $2 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 20, 2020